UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 25, 2005

                          ATLANTIC WINE AGENCIES, INC.
             (Exact name of registrant as specified in its charter)

            Florida              Atlantic Wine Agencies Inc.     65-1102237
                                 Golden Cross House
                                 8 Duncannon Street
                                 London
                                 WC2N 4JF
                                 United Kingdom

 (State or other jurisdiction     (Address of Principal        (I.R.S. Employer
      of incorporation or           Executive Offices)       Identification No.)
         organization)

Registrant's telephone number, including area code: 011 44 20 7484 5005

================================================================================

Item 1.01 Entry Into Material Agreement

      On August 20, 2005, Atlantic Wine Agencies, Inc. and its subsidiary Mount Rozier Estates (collectively, "Company") entered into a settlement agreement and related documents with Dominion Estates Pty Ltd ("Estates"), Global Realty Development Corp and Sapphire Developments Limited (generally, "Settlement Transaction"). On August 24, 2005, Dominion Wines Ltd executed such Settlement Agreement. Pursuant to the Settlement Transaction, the Company, Estates, Wines and their respective stockholders agreed that it would be in the best interests of each to unwind the share exchange transaction that the parties had previously consummated in accordance with the certain Share Exchange Agreement effective as of September 4, 2004, by and among the Company, Estates and Wines pursuant to which the Company had acquired all of the issued and outstanding shares of Estates and Wines in exchange for 20,000,000 shares of its common stock.

In exchange for the transfer of all ordinary shares of Estates held by the Company to A1 Financial Planners, an unrelated party to the Company, and a release of liabilities related to the Share Exchange Agreement dated September 14, 2004 ("Share Exchange Agreement") the Settlement Transaction has resulted in:

      o the return of the 20,000,000 shares of the Company's common stock originally issued to the shareholders of Estates;

      o     the   extinguishment   of  a  Company   debt  owed  to  one  of  its
            shareholders, Sapphire Developments Limited, in the amount of $2,808,701 ("Sapphire Debt");

      o the extinguishment of a Company debt owed to Estates in the amount of $351,525 ("Estates Debt"); and

      o the release of the Company from all liabilities related to the Share Exchange Agreement.

Although we did not account for the Sapphire Debt or the Estates Debt, the Company is relieved of these obligations which we would have been responsible for had this transaction not been unwound.

With the closure of this unwind our management is excited to once again focus all of our efforts on the business of producing and marketing wine. The Company's board of directors believes that this unwind transaction places the Company in a significantly stronger position by extinguishing $3,160,226 of Company debt which was held in the form of a convertible note.

In furtherance of our goal of building world class wine brands from South Africa, we intend to revisit some of our earlier business development strategies of strengthening brand presence in the marketplace as well as continuing to hone our route to market efficiencies. Any such efforts will be in close relation to the growth of our sales and we will endeavor to update the public accordingly.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

      Not Applicable

(b) Pro forma financial information.

      Not Applicable

(c) Exhibits:

      10.1 Agreement of Settlement dated August 20, 2005 by and between, Atlantic Wine Agencies, Inc., Dominion Wines Ltd, ACN 087183739, Dominion Estates Pty Ltd, ACN 072221375 and Global Realty Development Corp.

      10.2 Novation Agreement by and between the Company, Dominion Estates Pty Ltd and Mount Rozier Estates (Pty) Ltd

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Wine Agencies, Inc.

Date: August 25, 2005

/s/ Adam Mauerberger
-------------------------
Mr. Adam Mauerberger, President